Oportun Provides an Update on its Bank Charter Application SAN CARLOS, Calif., Oct. 8, 2021 – Oportun (Nasdaq:OPRT), an A.I.-driven financial services company, today announced that it has chosen to voluntarily withdraw its previously filed application for a national bank charter from the Office of the Comptroller of the Currency (OCC). “We have forged a constructive relationship with the OCC since filing our initial application nearly a year ago. We remain committed to pursuing a bank charter with the OCC and plan to amend elements of our charter application to reflect changes to our business.” Forward-Looking Statements This announcement contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements can generally be identified by the use of words such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these word. Although the Company’s management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law. ### Media Contact Usher Lieberman 650-769-9414 usher.lieberman@oportun.com